                                                                   Exhibit 10.11


             AMENDMENT NO. 2 TO NOTE AND WARRANT PURCHASE AGREEMENT
             ------------------------------------------------------



          THIS IS AMENDMENT NO. 2 dated as of June 1, 1994, to the Note and Warrant Purchase Agreement, dated December 21, 1990, as amended (the "Agreement") between Information Management Associates, Inc., a Connecticut corporation (the "Company") and Wand/IMA Investments, L.P., a Delaware limited partnership ("Wand/IMA").

          WHEREAS, the Agreement was previously amended pursuant to the terms of the Exchange and Note Modification Agreement and Amendment to Note and Warrant Purchase Agreement dated as of October 29, 1991 between the Company and Wand/IMA; a Subordination Agreement dated June 18, 1992, among the Company, Wand/IMA and People's Bank; and an Amendment to Note and Warrant Purchase Agreement, dated as of March 1, 1993 between the Company and Wand/IMA; and

          WHEREAS, the Company and Wand/IMA desire to further amend the Agreement as set forth herein.

          NOW THEREFORE, in consideration of the premises and the respective agreements hereinafter set forth, the Company and Wand/IMA hereby agree as follows:

          1. Section 8.8 (b) of the Agreement is hereby amended by deleting the first sentence in its entirety and substituting the following therefor:

          The Company will not encumber or pledge its Intellectual Property Rights to any third party except that the Company may (i) issue licenses in the ordinary course of business and (ii) collaterally assign, grant a security interest in and pledge the Company's Intellectual Property Rights to People's Bank as security for the Company's $4,000,000 secured revolving loan from People's Bank made pursuant to the Bank Credit Agreement and may grant similar rights to any other banking institution providing secured debt financing to the Company.

          2. Section 9.4 of the Agreement is hereby amended by deleting Section
9.4 in its entirety and substituting the following therefore:

          9.4. Amendments, Modifications, Etc. The Company will not, and will
               ------------------------------
          not permit any Subsidiary to, agree to any amendment, modification or termination of any of the following (or any exhibits or schedules to any of the following): (i) The Company's Certificate of Incorporation as amended by the Certificate of Amendment filed January 26, 1993, or the Certificate or Articles of Incorporation of any Subsidiary; (ii) The By-Laws of the Company or the by-laws of any Subsidiary; (iii) The Letter Agreement, as amended pursuant to the Amendment dated as of June 1, 1994; (iv) The Bonus Plan; (v) The Profit Sharing Plan; (vi) The Affiliated Lease; (vii) The Organizational Agreement; or (viii) The Transfer Agreement.

          3. Section 9.8 of the Agreement is hereby amended by deleting the fourth sentence of said section and substituting the following therefor:

          This Section 9.8 shall not prohibit: (a) any transaction between the Company and one or more of its wholly owned Subsidiaries or between two or more Subsidiaries; (b) the payment of bonuses to officers in accordance with the terms of the Bonus Plan; (c) the payment of other compensation (including, without limitation, amounts paid pursuant to employee benefit plans) for the personal services of officers, directors and employees of the Company or any Subsidiary so long as the Board of Directors of the Company in good faith shall have approved the terms thereof and deem the services theretofore or thereafter to be performed for such compensation to be fair compensation therefore; (d) lease payments pursuant to the Affiliated Lease; (e) loans from officers to the Company in an aggregate principal amount not exceeding $100,000 and the repayment by the Company of said officers loans and (f) the grant of certain registration rights to certain purchasers identified in Schedule A of a certain Stock Purchase Agreement dated as of May 31, 1994, among the Company, Albert R. Subbloie, Jr., Gary R. Martino, Andrei Poludnewycz and Paul Schmidt and said purchasers.

          4. Section 9.15 of the Agreement is hereby amended by deleting the word "and" immediately preceding subclause (vi) and by adding the following immediately after subclause (vi):

          ; and (vii) Liens securing the $4,000,000 secured revolving loan from People's Bank to the Company pursuant to the Bank Credit Agreement.

          5. Section 15.1 of the Agreement is hereby amended by deleting the definition of "Bank Credit Agreement" and substituting the following therefor:

          Bank Credit Agreement: The Loan and Security Agreement, dated as of
          ---------------------
          June 1, 1994, between People's Bank and the Company with respect to the $4,000,000 revolving loan from People's Bank to the Company.

          6. Section 15.1 of the Agreement is hereby amended by deleting the definition of "Minimum Public Offering" and substituting the following therefor:

          Minimum Public Offering: Any offering to the public pursuant to a
          -----------------------
          registration statement filed with the Securities and Exchange Commission, of any class or series of common stock of the Company or securities convertible into or exchangeable for any such common stock, whether on a primary or secondary basis, provided that (i) such public offering is underwritten on a firm commitment basis by a nationally recognized investment banking firm; and (ii) upon the termination of any such offering, Mr. Gary R. Martino, Mr. Andrei Poludnewycz and Albert R. Subbloie, Jr., as a group, shall directly or indirectly own at least twenty-five percent (25%)of the common equity of the Company on a fully-diluted basis.

          7. Section 15.1 of the Agreement is hereby amended by deleting the definition of "Change in Control" and substituting the following therefor:

          Change in Control: Any transaction, the result of which is that Mr.
          -----------------
          Gary R. Martino, Mr. Andrei Poludnewycz and Mr. Albert R. Subbloie, Jr., as a group, shall directly or indirectly, own less than 25% of the common equity of the Company on a fully-diluted basis. Change in Control shall not include (a) any Minimum Public Offering, (b) so long as Messrs. Martino, Poludnewycz and Subbloie, as a group continue to Control at least 25% of the common equity of the Company on a fully-diluted basis, the creation of any will or trust for the sole benefit of the spouses and lineal descendants of such persons, or (c) the transfer of common equity through testamentary disposition or the laws of intestate succession as a result of the death of the first to die of Messrs. Martino, Poludnewycz or Subbloie.

          8. Section 15.1 of the Agreement is hereby amended by deleting the definition of Permitted Indebtedness in its entirety and substituting the following therefor:
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          Permitted Indebtedness. (a) Indebtedness of the Company under this
          ----------------------
          Agreement and the Notes; (b) Indebtedness of the Company in a principal amount not to exceed $150,000 (the "Basket Amount"); provided, however, that during any period when the Company maintains Consolidated Tangible Net Worth of at least $1,650,000 the Basket Amount shall be $300,000, (c) Indebtedness of the Company and its Subsidiaries with respect to the endorsement of negotiable instruments in the ordinary course of business; (d) the obligations of the Company under the Affiliated Lease and the guarantee by the Company of the indebtedness of the Partnership to People's Bank under a Promissory Note dated December 18, 1992, in the principal amount of $1,150,000 (the "Loan Note"), as set forth in a Guaranty Agreement, dated December 18, 1992, from the Company to the Bank (the "Bank Guarantee"), and under any extension, renewal, modification or refinancing of the loan evidenced by the Loan Note, provided that the principal amount outstanding at the time of any such extension, renewal, modification or refinancing is not increased; (e) obligations of the Company under Capital Leases for equipment in an aggregate amount not to exceed $1,000,000; (f) Intercompany Debt Obligations, provided, however, that the obligation of each obligor of such Indebtedness shall be subordinated in right of payment from and after such time as the Notes shall become due and payable (whether at stated maturity, by acceleration or otherwise) to the payment and performance of such obligor's obligation under this Agreement and the Notes and the Board of Directors of such obligor shall have adopted resolutions giving effect to the requirements of this proviso and such resolutions shall be in full force and effect; and (g) Indebtedness owed by the Company to People's Bank in an aggregate principal amount not exceeding $4,000,000 and all extensions, renewals, refinancings or modifications thereof, provided that the aggregate principal amount thereof does not exceed $4,000,000.

          9. Except as previously amended and except as amended by the provisions contained herein, the Agreement shall remain in full force and effect.

          10. This Amendment may be executed in any number of counterparts each of which shall be an original, but all of which together shall constitute one instrument.

          IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

                                              INFORMATION MANAGEMENT
                                              ASSOCIATES, INC.


                                              By /s/Albert R. Subbloie
                                                _______________________
                                                Albert R. Subbloie, Jr.
                                                President

                                              WAND/IMA INVESTMENTS, L.P.
                                              by WAND PARTNERS INC., AS
                                              GENERAL PARTNER


                                              By /s/David J. Callard
                                                _________________________
                                                David J. Callard
                                                President